EXHIBIT 10.2


                                 Business Lease


Agreement of lease, made this 1st day of April ,1994 between Southern Mechanical Contractors, Inc.,("Landlord"), whose address is 1542 Jupiter Cove Drive, Suite 507, Jupiter, Florida 33469 and Palm Beach Plastics
Manufacturing, Inc., a Florida Corp., ("Tenant"),9056 North Military Trail, Suite B-9 Palm Beach Gardens, Florida 33410.

PREMISES TERM
1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the following property hereinafter referred to as ("Premises"), approx. 11,000 SF at 4900 Dyer Boulevard, Riviera Beach, Florida 33407 for the term of Two (2) years, commencing on the 1st day of July, 1994, and ending on the 30th day of June, 1996.

RENT CHARGES
2. Tenant agrees to pay to Landlord, in United States currency, together with all sales and use taxes levied upon the use and occupancy of the Premises, an Annual Rent of: $41,250.00 payable in equal monthly installments of $3,437.50 + sales tax, in advance on the first day of each month, except that Tenant shall pay the first monthly installment on the signing hereof. If the monthly payment of rent is not received by Landlord within ten (10) days from the date it is due, a "late charge" of five (5%) percent of such payment shall be due Landlord as additional rent. If any check received by Landlord from Tenant in payment of any amount payable by Tenant under this Lease is returned by Landlord's bank for non-sufficient funds, or for any reason whatsoever, a service charge of Twenty-five Dollars ($25.00) for each such check shall be due Landlord as additional rent. All rent shall be paid to Landlord without demand, set-off or any deduction whatsoever, at address of the Landlord hereinabove set forth or at such place as Landlord may designate.

PURPOSE
3. Tenant shall use and occupy the Premises only for Plastics Extrusion Facility and for no other purpose.

DELAY IN DELIVERY OF POSSESSION
4. If Landlord is unable to give possession of the Premises on the date of commencement of the term, because the occupant refuses to give up possession, or for any other reason, Landlord shall not be liable for failure to deliver possession on said date, but the rent payable hereunder shall be abated until Landlord tenders possession to Tenant. The termination date of the Lease shall not be extended.

SECURITY
5. Tenant has delivered to Landlord the sum of $3,000.00 for security for the full and faithful performance by Tenant of the terms hereof, to be returned to Tenant, without interest, after Tenant has vacated the Premises and upon the full performance of the provisions of the Lease. Tenant shall not use the security as rent.

ASSIGNMENT SUBLETTING
6. Neither Tenant nor Tenant's legal representatives or guarantors in interest by operation of law or otherwise, shall assign, mortgage or otherwise encumber this Lease, or sublet or permit all or part of the Premises to be used by others, without prior written consent of Landlord in such instance, which consent shall not be unreasonably withheld.

DEFAULT
7. A. Landlord may terminate the Lease on three (3) days' notice: (a) if rent or additional rent is not paid within three (3) days after written notice from Landlord; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of the Lease (except the payment of rent and additional rent), within fifteen (15) days after written notice thereof from Landlord, or if default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said fifteen (15) days, or shall not complete the curing of such default with due diligence, or (c) if a petition in bankruptcy shall be filed by Tenant or if Tenant shall make a general assignment for the benefit of creditors; or (d) if a petition in bankruptcy shall be filed against Tenant and such proceeding is not vacated within thirty (30) days.
  B. At the expiration of the three (3) day notice period, the Lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the term of the Lease, but Tenant shall remain liable as hereinafter provided.

RELETTING
8. If Landlord shall re-enter the Premises on the default of Tenant, by summary proceedings or otherwise: (a) Landlord may re-let the Premises or any part thereof, as Tenant's agent, in the name of Landlord for a term shorter or longer than the balance of the term of the Lease; (b)Tenant shall pay landlord any deficiency between the rent hereby reserved and the net amount of any rents collected by Landlord for the remaining term of the Lease, through such re-letting. Such deficiency shall become due and payable monthly, as it is determined. In computing the net amount of rents collected through such re-letting, Landlord may deduct all expenses incurred in obtaining possession on re-letting the Premises, including attorney's and brokerage fees and costs of restoring the Premises to a rentable condition.

LANDLORD MAY CURE DEFAULTS
9. If Tenant shall default in performing any covenant or condition of this Lease, Landlord may perform the same for the account of Tenant, and Tenant shall reimburse Landlord for any expense incurred.

REPAIRS, ALTERATIONS AND ADDITIONS
10. Tenant shall take good care of the Premises and the fixtures therein, and at Tenant's sole cost shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the fault or negligence of Tenant, or Tenant's agents, employees or invites. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord.

LIENS
11.A. Tenant, at Tenant's expense, shall cause any lien filed against the real property of which Premises are a part, for work or materials claimed to have been finished to Tenant, to be discharged of record within ten (10) days after notice thereof.
   B. The interest of the Landlord shall not be subject to liens, notify every contractor making such improvements of the provisions for improvements made by Tenant in and to the Premises. Tenant shall set forth in the preceding sentence of this sub-paragraph. The parties agree to execute, acknowledge and deliver without charge a Memorandum of Lease, in recordable form containing a confirmation that the interest of the Landlord shall not be subject to liens for improvements made by Tenant to the Premises.

SIGNS AND ADVERTISING
12. No signs or advertising shall be placed on the exterior portion of the premises or in windows by Tenant without prior written consent of Landlord, which consent shall not be unreasonably withheld.

REQUIREMENTS OF LAW
13. Tenant, at Tenant's expense, shall comply with (a) all laws, orders and regulations of any governmental authority having jurisdiction with respect to the Premises or the use or occupancy thereof, and (b) all requirements of the Board of Fire Underwriters, or any other similar body affecting the Premises.

UTILITIES AND SERVICES
14. Tenant shall pay for all utilities, including electricity, water and sewer charges, consumed by Tenant during the term of the Lease, and shall pay the cost of Tenant's garbage and trash collection. Interruption or failure of any service required to be furnished to Tenant by Landlord if due to causes beyond Landlord's control shall not entitle Tenant to any allowance of reduction in rent.

SUBORDINATION
15. This Lease is subject and subordinate to all present and future mortgages and other encumbrances affecting the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees to execute at no expense to Landlord any instrument which may be deemed necessary by Landlord to further affect said subordination of Lease.

DESTRUCTION OF PREMISES
16.A. If the Premises are damaged or destroyed so that the Premises are rendered wholly untenantable, the rent shall be proportionally paid up to the time of the casualty and thenceforth cease until the date when the Premises have been repaired or restored by Landlord, provided, however, that in the event the Premises have been rendered wholly untenantable, Landlord or Tenant shall have the right to terminate the term of the Lease by giving notice to the other of its exercise of such right at any time within thirty (30) days after the occurrence of such damage or destruction. If this notice is given, the term of the Lease shall terminate on the date specified in the notice, (which shall be not more than fifteen days after giving such notice), as fully and completely as if such date were the date set forth in the Lease. If Tenant exercises the option to terminate the Lease, Tenant must immediately vacate the Premises. If neither party has given the notice of termination as herein provided, Landlord shall proceed to repair the Premises, and the Lease shall not terminate.
   B. If the Premises shall be partially damaged or partially destroyed, the damage shall be repaired by and at the expense of Landlord and the rent until such repairs are made shall be apportioned according to the part of the Premises which is usable by tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant resulting from such damage or the repair thereof, and shall not be liable for any delay in restoring the Premises. If the Premises are partially damaged or partially destroyed as a result of the wrongful or negligent act of Tenant or any person on the Premises with Tenant's consent, there shall be no apportionment or abatement of rent.

RADON GAS DISCLOSURE
17. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your public county health unit.

CONDEMNATION
18. If the whole or any substantial part of the Premises shall be condemned by eminent domain for any public or quasi-public purpose, this Lease shall terminate on the date of the vacating of title, and Tenant shall have no claim against Landlord for the value any of unexpired portion of the term of this Lease, nor shall Tenant be entitled to any part of the condemnation award. If less than a substantial part of the Premises is condemned, this Lease shall not terminate, but rent shall abate in proportion to the portion of the Premises condemned.

RIGHT OF ENTRY
19. Landlord or Landlord's agents may enter the Premises at any reasonable time, on reasonable notice to Tenant (except that no notice need be given in case of emergency) for the purpose of inspection or making such repairs as Landlord deems necessary or desirable. Landlord may show the Premises to prospective purchasers and mortgagees and, during the six months prior to termination of the Lease, prospective tenants during business hours upon reasonable notice to Tenant.

INDEMNITY
20. Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense arising from the use or occupation of the Premises by Tenant, or anyone on the Premises with Tenant's permission.

FEES AND EXPENSES
21. If either party shall default in the performance of any provision of the Lease on its part to be performed, or if either party is required to take any action to enforce the Lease, or to defend the validity of or interpret the Lease, then the prevailing party shall be entitled to recover all costs and expense incurred thereby, including court costs and reasonable attorney's fees.

END OF TERM
ABANDONED PROPERTY
22. At the end of the term, Tenant shall vacate and surrender the Premises to Landlord, broom clean, and in as good condition as they were at the beginning of the term, ordinary wear and tear, and damage by fire and other elements excepted, and Tenant shall remove all of Tenant's property. All property, installations and additions required to be removed by Tenant at the end of the term which remain in the Premises after Tenant has vacated shall be considered abandoned by Tenant and, at the option of Landlord, may either be retained as Landlord's property or may be removed by Landlord at Tenant's expense.

JURY WAIVER
23. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other pertaining to any matters whatsoever arising out of or in any way connected with the Lease or Tenant's use and occupancy of the Premises other than an action for personal injury.

QUIET ENJOYMENT
24. Landlord agrees with Tenant that upon Tenant paying the rent and performing all of the terms, covenants and conditions of the Lease on Tenant's part to be performed, Tenant may peaceably and quietly enjoy the Premises.

HOLDING OVER DOUBLE RENT
25. If Tenant holds over and continues in possession of the Premises, or any part thereof, after the expiration or termination of the Lease without Landlord's permission, Landlord may recover double the amount of the rent and additional rent due for each day Tenant holds over and refuses to surrender possession. Such daily rent shall be computed by dividing the rent and additional rent for the last month of the Lease by fifteen.

NO WAIVER OF LEASE TERMS
26. The failure of Landlord or Tenant to take any action against the other for violation of any of the terms of the Lease shall not prevent a subsequent act of a similar nature from being a violation of the Lease. No act or agreement to accept surrender of the Premises from Tenant shall be valid unless evidenced by a writing signed by Landlord.

"AS IS"
27. Tenant has inspected the Premises and is familiar and satisfied with its present condition.

BROKER
28. Tenant represents to Landlord that Tenant has not dealt with any broker in connection with this transaction other than Fischer-Gaeta-Crowell and Landlord agrees to pay said broker, who is acting herein as Landlord's agent, a commission.

NOTICES
29. Any notice by either party to the other shall be in writing and mailed by registered or certified mail, return receipt requested, to the address above set forth, or to such other address as either party may designate in writing. Each notice shall be deemed given on the next business day following the date of mailing. Any notice by Landlord to Tenant shall be deemed given if personally delivered to Tenant at the Premises.

NO ORAL AGREEMENTS SUCCESSOR INTERESTS
30. The agreements contained in this Lease set forth the entire understanding of the parties, shall be binding upon and shall inure to the benefit of the respective heirs, successors, assigns and legal representatives of the parties herein and shall not be changed or terminated orally.

SEE ADDENDUM ATTACHED HERETO.

IN WITNESS WHEREOF, the parties have executed the Lease as of the day and year first above written.


Witnessed by:
                                        /s/ Darrell Peterson________
____________________                                          Tenant

                                        ____________________________
____________________                                        Landlord


ADDENDUM TO BUSINESS LEASE BETWEEN

                Southern Mechanical Contractors, Inc. (LANDLORD)
                                      and
     Palm Beach Plastics Manufacturing, Inc. a Florida Corporation (TENANT)


     THIS ADDENDUM, entered into this 13th day of April, 1994 is attached to and made part of that certain Business Lease of even date between Southern Mechanical Contractors, Inc., hereinafter referred to as "LANDLORD", and Palm Beach Plastics Manufacturing, Inc., a Florida Corporation, hereinafter referred to as "TENANT", and relating to the property located at 4900 Dyer Boulevard, Riviera Beach, Florida 33407.

     In addition to the terms and provisions set forth in the Business Lease to which this Addendum is attached, the LANDLORD and TENANT agree to the following terms, provisions, and conditions. In the event of any inconsistencies or conflicts between the Business Lease and this Addendum, it is the intention of the parties that the Addendum shall control.

31. Upon signing, Tenant has paid a security deposit of $3,000.00. Tenant shall also pay the first month's rent plus sales tax ($3,643.75) no later than May 1, 1994.

32. Provided Tenant does not interfere with Landlord's installation of fire sprinklers and other upgrades, Tenant shall have right to occupy premises immediately after lease execution for the purpose of cleaning the premises and installing Tenant's equipment.

33. Provided the lease is in good standing and Tenant is not in default hereunder, Tenant may extend lease for two (2) additional three (3) year terms, provided that Tenant gives notice to Landlord via certified mail, return receipt requested, of Tenant's intention to exercise the option term not less than ninety days prior to commencement of the option term. The monthly rent for the option terms shall increase (never decrease) based on the CPI with the base year being 1994. In no case would either option term increase exceed ten (10%) percent of the previous term's gross rent.

34. Landlord agrees to fully absorb the cost of a fire sprinkler system (if required for Tenant's operation), to meet all codes, no later than May 31, 1994.

35. Tenant shall be permitted to upgrade the current electrical system to a three (3) phase system up to 460 volts. Landlord will reimburse Tenant the cost of this upgrade as a credit towards last month's rent not to exceed $3,000.00.

36. Provided there are no unusual requirements due to the Tenant's operation, Landlord agrees to upgrade the facility to meet any additional code requirements which may be required by the County or Municipality, including but not limited to, handicap access.

37. Tenant shall have the Right of First Refusal for four thousand (4,000) additional square feet of contiguous space under the same terms and conditions of the existing lease. Should Landlord receive from a third party a signed offer to lease said 4,000 square feet of contiguous space, Tenant shall within five (5) days of receiving notice, notify Landlord of Tenant's intention to lease said space.

38. Landlord shall be responsible for paying yearly property taxes, hazard insurance, and exterior maintenance. Tenant shall be responsible for paying all other expenses, including, but not limited to, electric, air-conditioning maintenance, water and sewer, trash collection, alarms if any, interior plumbing, and liability and contents insurance.

39. Should Tenant or their assigns ever purchase the leased premises from Landlord, Fischer-Gaeta-Cromwell shall receive 6% of the purchase price in cash at closing.

                         LANDLORD: Southern Mechanical Contractors, Inc.

                         By:  /s/ George Barngrover

                         TENANT: Palm Beach Plastics Manufacturing, Inc.,
                                   a Florida Corporation, Inc.

                         By:  /s/ Darrell Peterson


ADDENDUM TO BUSINESS                  LEASE


     THIS ADDENDUM TO BUSINESS LEASE entered into this 9th day of January, 1996, by and between SGB INVESTMENTS, INC., (hereinafter Landlord) and CLEARSHIELD MANUFACTURING CORP., hereinafter (Tenant).

     WHEREAS, on April 1, 1994, SOUTHERN MECHANICAL CONTRACTORS, INC., as Landlord and PALM BEACH PLASTICS MANUFACTURING, INC., a Florida Corporation; as Tenant entered into this business lease; and

     WHEREAS, SOUTHERN MECHANICAL CONTRACTORS, INC., has assigned all of its rights in the business lease to SGB INVESTMENTS, INC., a Florida Corporation; and

     WHEREAS, PALM BEACH PLASTICS MANUFACTURING, INC., a Florida Corporation has changed its legal name to CLEARSHIELD MANUFACTURING CORP., and

     WHEREAS, Landlord and tenant desire to amend the business lease and all addendum as set forth below.

     THEREFORE, for good and valuable considerations, the parties agree as follows:

     1. Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the entire leased premises of Landlord which is legally described as follows:

     LEGAL DESCRIPTION
     The East 150 feet of the West 340 feet of the following described property:

     The West 655 feet of the East 1,440.96 feet of the North Half of the South Half of the North Half of the Northwest Quarter of Section 36, Township 42 South, Range 42 East, Palm Beach County, Florida

     a/k/a 4900 Dyer Blvd., Riviera Beach, Florida  33407

     2. The leased premises includes a building located thereon which has approximately 19,2000 square feet.

     3. Tenant agrees to pay to Landlord, in U.S. Currency together with all sales and use taxes levied upon the use and occupancy of the leased premises, annual rent of $72,000.00 payable monthly in the amount of $6,000.00 per month plus sales tax.

     4. Landlord's requirement that Tenant's rental payments be in the form of Certified or Cashier's Check is hereby waived, as Landlord will accept Tenant's business checks. However, subsequent to the date of this Addendum, if Tenant should deliver a check to Landlord, which check is returned for insufficient funds or is returned for any other reason other than the fault of Landlord, then Landlord shall be entitled to demand all future rental payments to be paid in the form of either Cashier's check or Certified check, provided such demand is made by Landlord to Tenant in writing by Certified Mail Return Receipt Requested.

     5. Landlord acknowledges that Tenant, at Tenant's sole expense, will construct a twelve (12') foot by (12') foot opening on a wall running east and west and located approximately forty (40') feet north of the southern most exterior wall of the building located upon the leased premises. All such improvements and work shall be performed according to all local building codes. Prior to commencing the construction work, Tenant shall contact Landlord and make arrangements with Landlord so that Tenant can show Landlord the exact location of the improvements.

     6. Except as amended by this Addendum, all provisions of the Business Lease dated April 1, 1994 between SOUTHERN MECHANICAL CONTRACTORS, INC., as Landlord and PALM BEACH PLASTICS MANUFACTURING, INC., as Tenant and all addendums thereafter shall remain in full force and shall be binding on the parties to this Addendum.

     IN WITNESS WHEREOF, the parties have executed this Addendum to Lease as of the day and year first above written.

WITNESSED BY:                      CLEARSHIELD MANUFACTURING CORP.


_________________________          By:  /s/ Darrell Peterson
_________________________                              as President

                                   SGB INVESTMENTS, INC.
_________________________               By:  /s George Barngrover
_________________________                               as President


ADDENDUM TO BUSINESS LEASE

    THIS ADDENDUM TO BUSINESS LEASE entered into this _____ day of July, 1996, by and between SGB INVESTMENTS, INC., (hereinafter Landlord) and CLEARSHIELD MANUFACTURING CORP., hereinafter (Tenant).

     WHEREAS, on April 1, 1994, SOUTHERN MECHANICAL CONTRACTORS, INC. as Landlord and PALM BEACH PLASTICS MANUFACTURING, INC., a Florida corporation as Tenant entered into a business lease (Lease); and

     WHEREAS, SOUTHERN MECHANICAL CONTRACTORS, INC., has assigned all of its rights in the business lease to SGB INVESTMENTS, INC., a Florida corporation; and

     WHEREAS, PALM BEACH PLASTICS MANUFACTURING, INC., a Florida corporation has changed its legal name to CLEARSHIELD MANUFACTURING CORP.; and

     WHEREAS, Landlord and Tenant desire to amend the business lease and all addendum as set forth below.

     THEREFORE, for good and valuable considerations, the parties agree as follows:

     1. This Addendum to Business Lease relates to that certain property described as follows:

     The East 150 feet of the west 340 feet of the following property:

     The West 655 feet of the East 1,440.96 feet of the North Half of the
South Half of the North Half of the     Northwest Quarter of Section 36,
Township 42 south, Range 42 East, Palm Beach County, Florida.

     a/k/a 4900 Dyer Blvd., Riviera Beach, Florida  33407

     2. Commencing August 1, 1996, Tenant agrees to pay Landlord, in U.S. Currency, together with all sales and use taxes levied upon the use and occupancy of the leased premises, annual rent of $76,800.00 payable monthly in the amount of $6,400.00 per month plus sales tax.

     3. Tenant's option to extend the term of the Lease Agreement as set forth in that certain Addendum to Business Lease between SOUTHERN MECHANICAL CONTRACTORS, INC., as Landlord and PALM BEACH PLASTICS MANUFACTURING, INC., a Florida corporation, as Tenant, dated April 13, 1994 is hereby terminated.

     4. The term of the Lease Agreement between Landlord and Tenant is hereby executed to July 31, 1998.

     5. Except as amended by this Addendum, all provisions of the Business Lease dated April 1, 1994 between SOUTHERN MECHANICAL CONTRACTORS, INC., As Landlord and PALM BEACH PLASTICS MANUFACTURING, INC. as Tenant and all addendums thereafter shall remain in full force and shall be binding on the parties to this Addendum.

     IN WITNESS WHEREOF, the Parties have executed this Addendum to Lease as of the day and year first above written.

WITNESSED BY:                      CLEARSHIELD MANUFACTURING CORP.

/s/ Michelle R. Wilson                  By:  /s/ Darrell Peterson
                                                        as President
_________________________

                                   SGB INVESTMENTS, INC.

/s/ Sally Barngrover                         By:  /s/ George Barngrover
                                                        as President
_________________________